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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                November 30, 2001
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                        (Date of earliest event reported)





                          MOTOR CARGO INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)




             Utah                        000-23341                 87-0406479
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(State or other jurisdiction of     (Commission File No.)      (I.R.S. Employer
incorporation or organization)                                 Identification No.)




                             845 West Center Street
                           North Salt Lake, Utah 84054
                                 (801) 936-1111
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(Address of principal executive offices and telephone number, including area code)

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Item 1.       Changes in Control of Registrant.

         Pursuant to an Agreement and Plan of Merger, dated as of October 15, 2001 (the "Merger Agreement"), by and among Motor Cargo Industries, Inc., a Utah corporation ("Motor Cargo"), Union Pacific Corporation, a Utah corporation ("Union Pacific"), and Motor Merger Co., a Utah corporation and wholly-owned subsidiary of Union Pacific ("Motor Merger Co."), Union Pacific commenced, on October 31, 2001, an exchange offer (the "Offer"), whereby Union Pacific offered to exchange, at the election of the Motor Cargo shareholders, each outstanding share of common stock of Motor Cargo for either 0.26 of a share of Union Pacific common stock, $12.10 in cash or a combination of both. The Merger Agreement is filed as an exhibit hereto and is incorporated herein by reference. The Offer was made pursuant to a Tender Offer Statement on Schedule TO and an Offer to Purchase, each dated October 31, 2001, as amended, and the related Letter of Election and Transmittal, of Union Pacific.

         The Offer expired at midnight, New York City time, on November 29, 2001. All Motor Cargo shares validly tendered, and not properly withdrawn, prior to the expiration of the Offer have been accepted for exchange by Union Pacific and will be exchanged promptly for either Union Pacific common stock or cash, as per the election of each tendering Motor Cargo shareholder. Immediately prior to the Offer, Harold R. Tate, Motor Cargo's majority shareholder, owned approximately 59.6% of the outstanding shares of Motor Cargo common stock. As a result of the acceptance for exchange by Union Pacific of the Motor Cargo shares tendered in the Offer, Union Pacific has assumed control of Motor Cargo from Mr. Tate.

         The consummation of the Offer and acceptance for exchange by Union Pacific of the Motor Cargo shares validly tendered, and not properly withdrawn, prior to the expiration of the Offer was announced in a joint press release issued by Motor Cargo and Union Pacific on November 30, 2001. The joint press release is filed as an exhibit hereto and is incorporated herein by reference.

         Approximately 6,708,800 shares of Motor Cargo were tendered in the Offer, prior to its expiration, which constitutes approximately 98.3% of the total number of outstanding shares of Motor Cargo. In addition, the preliminary count by the exchange agent indicated that an additional 163,100 Motor Cargo shares were tendered pursuant to notices of guaranteed delivery. Substantially all of the Motor Cargo shareholders who tendered their shares elected to receive shares of Union Pacific common stock in the Offer. Union Pacific estimates that it will issue approximately 1,770,000 shares of Union Pacific common stock and pay approximately $43,000 in cash to the tendering shareholders of Motor Cargo pursuant to the Offer. According to Union Pacific, the source of the cash consideration will be its working capital.

         Pursuant to the Merger Agreement, upon acceptance by Union Pacific of the Motor Cargo shares, Union Pacific was entitled to appoint a majority of the members of the board of directors of Motor Cargo. Union Pacific has appointed James R. Young, Carl W. von Bernuth, Mary S. Jones, Joseph E. O'Conner and James
J. Theisen, Jr. to serve as members of the board of Motor Cargo. Except for Marvin L. Friedland and Louis V. Holdener, who have continued as members of the Motor Cargo board, all former members of the board of directors of Motor Cargo have resigned.

         The Merger Agreement provides that, following the consummation of the Offer and the satisfaction of the other conditions set forth in the Merger Agreement, and following the mailing of an information statement to the remaining Motor Cargo shareholders, Motor Cargo will be merged with and into Motor Merger Co. (the "Merger") in accordance with the relevant provisions of the Utah Revised Business Corporation Act. In the Merger, the remaining Motor Cargo shareholders will receive in exchange for each outstanding share of common stock of Motor Cargo $12.10 in cash.

Item 7.       Financial Statements, Pro Forma Information and Exhibits.

         (c)      Exhibits

                  2.1 Agreement and Plan of Merger, dated as of October 15, 2001, by and among Motor Cargo Industries, Inc., Union Pacific Corporation and Motor Merger Co. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Motor Cargo Industries, Inc. on October 16, 2001).

                  99.1 Joint Press Release issued by Union Pacific Corporation and Motor Cargo Industries, Inc. on November 30, 2001 (incorporated by reference to Exhibit (a)(8) to Amendment No. 3 to Schedule 14D-9 filed by Motor Cargo Industries, Inc. on November 30,
                           2001).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MOTOR CARGO INDUSTRIES, INC.


Date: November 30, 2001          By: /s/ Lynn H. Wheeler
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                                     Lynn H. Wheeler, Vice President of Finance
                                     and Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibits

2.1 Agreement and Plan of Merger, dated as of October 15, 2001, by and among Motor Cargo Industries, Inc., Union Pacific Corporation and Motor Merger Co. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Motor Cargo Industries, Inc. on October 16,
         2001).

99.1 Joint Press Release issued by Union Pacific Corporation and Motor Cargo Industries, Inc. on November 30, 2001 (incorporated by reference to Exhibit (a)(8) to Amendment No. 3 to Schedule 14D-9 filed by Motor Cargo Industries, Inc. on November 30, 2001).